Exhibit 10.19

TERMINATION OF CONSULTING AGREEMENT

This Termination of Consulting Agreement (“Agreement”) is entered into as of June 18, 2013 (the “Effective Date”) by Desert Hawk Gold Corp. (the “Company”) and Eric L. Moe (“Consultant”).   The Company and the Consultant are each a “Party” and collective the “Parties” as designated in this Agreement.

RECITALS:

WHEREAS, on or about September 1, 2010, the Company entered into a consulting agreement dated September 1, 2010, with the Consultant, which agreement was amended on May 3, 2011 (as amended, the “Consulting Agreement”);

WHEREAS, the Consultant has also served as a director of the Company since 2010;

WHEREAS, the Company and the Consultant have diligently sought to develop the Company’s mining properties and specifically to obtain the necessary permits to commence development operations;

WHEREAS, the Company has received tentative approval to commence large mining operations for its Kiewit Project as set forth in state permit M/045/0078 (the “Mining Permit”) and anticipates obtaining the necessary operating permits in 2013;

WHEREAS, in conjunction with the proposed future funding of the Company’s Gold Hill mining project  by DMRJ Group I, LLC or its designee (the “Funding Parties”) following receipt of the necessary mining permits, the Company and Consultant have decided to terminate the Consulting Agreement and to provide Consultant with a severance benefit as mutually agreed herein but different than provided in the Consulting Agreement;

NOW THEREFORE, in consideration of the mutual terms and conditions set forth herein, and in compliance with Section 14(d) of the Consulting Agreement, and the recitals set forth above, the Parties mutually agree that Consultant’s consulting relationship with the Company shall be terminated and the Consulting Agreement shall be amended and terminated as follows:

1.

TERMINATION AND RESIGNATION.

a.

The Consulting Agreement is hereby terminated effective retroactively to April 30, 2013 (the “Termination Date”).  Notwithstanding the foregoing, the Parties agree that the provisions of Section 9 of the Consulting Agreement shall survive termination of the Consulting Agreement.

b.

The Consultant hereby agrees to voluntarily tender his resignation as a director of the Company and any office held with the Company immediately upon the receipt of funding, or the irrevocable legal commitment to furnish funding, from the Funding Parties sufficient to place the Company’s mining project into production as proposed in its Mining Permit (the “Funding”).

2.

REASON FOR TERMINATION.

Both Parties agree that the termination of Consulting Agreement is by mutual consent of the Parties and hereby waive any notice requirements for termination under the Consulting Agreement.

3.

SEVERANCE BENEFITS.

In lieu of any severance, unpaid salary, penalties, interest, reimbursable expenses, or other compensation or benefits due and payable under or as provided in the Consulting Agreement, the Company shall provide the following severance compensation in settlement of all claims by Consultant against the Company:

a.

The Company shall pay to the Consultant $70,000 (based upon unpaid fees from July 1, 2012 through January 2013 at the rate of $10,000 per month), in monthly installments (the “Severance Payments”) as provided below.   Any other fees due and payable under the Consulting Agreement are hereby waived and forgiven by the Consultant.  No interest shall accrue or be due and payable on the Severance Payments.

b.

The Severance Payments will be payable at the rate of $5,000 per month.  The first Severance Payment shall be due and payable on the 10th day of the month beginning with the first month following the date on which the Company receives its first payment under the Funding, and on the 10th day of each month thereafter until paid in full.  Any Severance Payment shall be delinquent if not made on or before the 15th day of any month in which such payment is due.  Each delinquent Severance Payment shall constitute an “event of default.”  Payments to the Consultant shall be made to the address set forth in Section 11(h) hereof, unless otherwise agreed by the parties.

c.

If an event of default occurs and is continuing then, in every such case, the Consultant may declare the entire remaining unpaid balance of the Severance Payments to be due and payable immediately, by a notice in writing to the Company of such default, and upon any such declaration, such amount shall become immediately due and payable.  At such time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained by the Consultant, the Consultant, by written notice to the Company, may rescind and annul such declaration and its consequences, if all events of default have been cured or waived.  No such rescission shall affect any subsequent default or impair any right consequent thereon.

4.

INDEMNIFICATION.

The Company agrees that if at any time after the Termination Date the Consultant is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he was an officer, director, or Consultant or the Company or one of its subsidiaries, the Consultant shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by law and by the Company’s articles of incorporation and bylaws.  To the extent consistent with the foregoing, this obligation to indemnify the Consultant and hold him harmless shall inure to the benefit of the Consultant’s heirs, executors and administrators.  The Company shall advance to the Consultant all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Company of a written request for such advance.  Such request shall include an undertaking by the Consultant to repay the amount of such advance if it shall ultimately be determined that the Consultant is not entitled to be indemnified against such costs and expenses under Nevada law.  Consultant understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission (the “SEC”) to submit in certain circumstances the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Consultant and the obligation to indemnify the Consultant hereunder shall be expressly subject to the outcome of such determination.

5.

MUTUAL RELEASE OF CLAIMS.

a.

Consultant Release.  Consultant hereby releases the Company and its directors, officers, and Consultants and agents, and any parent, subsidiaries or related corporations, and all of their current and former shareholders, directors, officers, Consultants, and agents (collectively referred  to as  “the Company”  in this paragraph), from all claims, liabilities, obligations, promises, agreements, controversies, and damages of any nature and kind, known or unknown, attributable  to or otherwise  arising from any alleged  conduct or practices by any of the foregoing parties related to Consultant’s relationship with the Company, and specifically in connection with the termination of Consultant’s relationship, except for claims for fraud or any other unlawful behavior, the existence of which are specifically denied.  This release by Consultant specifically includes, but is not limited to, any and all claims of alleged discrimination under the Americans with Disabilities Act of 1990, as amended, 42 U.S.C Sections 12101 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq.; the California Fair Employment and Housing Act, as amended; Title VII of the 1964 Civil  Rights Act, as amended, 42 U.S.C. Sections 2000 (e) et seq.; the Consultant Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq.; and any other federal, state or local statue, rule or regulation, as well as any claims for negligent or intentional infliction of emotional distress, or breach of contract, the existence of which are specifically denied.  This release is not and shall not in any way be construed as an admission by the Company or any of its current or former shareholders, directors, officers, Consultants and agents of any wrongful or unlawful acts or of any breach of any agreement whatsoever.  Notwithstanding any other provision to the contrary, this Agreement shall not release any claim that Consultant may have for statutory or other legal right to indemnification from the Company as set forth herein or violation of the provisions of this Agreement.

b.

Company Release:  The Company hereby releases Consultant from all claims, liabilities, obligations, promises, agreements, controversies and damages of any nature and kind, known and unknown, attributable to or otherwise arising from any alleged conduct or practices by Consultant relating to any of the foregoing parties and/or relating to Consultant’s consulting relationship with the Company, except for claims for fraud or any other unlawful behavior, the existence of which are specifically denied.  This paragraph shall not release any claims that the Company may have against Consultant for violation of the provisions of this Agreement.

c.

Mutual Covenants and Conditions.

The Parties hereto further agree, promise and covenant, for themselves, their heirs, administrators and assigns, that neither Party, nor any other person acting on such Party’s behalf, will file an administrative, judicial, or arbitration action for damages or other relief (including injunctive, declaratory, monetary relief or other) against the other Party or any of its current or former officers, directors, shareholders, Consultants or agents relating to any matter occurring in the past up to the date of this Agreement or involving any continuing effects of actions or practices which arose prior to the date of this Agreement, or involving and based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of the Consulting Agreement, except as otherwise permitted by law.

The Parties intend and agree that this Agreement shall be effective as a full and final accord and satisfaction and general release of and from all of the claims released in this Agreement (the “Released Claims”).  Each Party hereby waives any and all rights it has in law or in equity, or may have with respect to the Released Claims.  In connection with this waiver, the Parties acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, with respect to the subject matter of this Agreement.  Nevertheless, each Party reaffirms that by entering into this Agreement, and having had the opportunity to seek the advice of its own independently selected counsel, such Party intends to release fully, finally and forever the Released Claims.

6.

MUTUAL NONINTERFERENCE AND MUTUAL NON-DISPARAGEMENT.

The Consultant agrees to maintain a cooperative attitude toward the Company, to voluntarily resign all positions with the Company, and promptly and cooperatively assist in the execution of documents and paperwork regarding this, not to disrupt the Company’s ongoing business, and not to make disparaging remarks about the Company.  The Company agrees to maintain a cooperative attitude toward the Consultant, and not to make disparaging remarks about the Consultant.  The Parties agree to act in good faith in each other’s conduct and to refrain from any involvement in the business affairs of the other Party except as provided in this Agreement.

7.

REAFFIRMATION OF CONSULTANT OBLIGATIONS.

Consultant agrees to reaffirm the obligations under the Company’s Code of Ethics.  The terms of the Code of Ethics will govern Consultant’s agreement to not use or disclose the Company’s confidential information and trade secrets.  During Consultant’s engagement by the Company, Consultant was provided with access to trade secrets and confidential information about the Company, its customers, and its methods of doing business.  The Company considers this information to be secret, and it was disclosed to Consultant in confidence.  Consultant agrees not to disclose any confidential information obtained during his engagement, except as required by law.

8.

CONFIDENTIALITY.

Except as otherwise provided herein or required by law, Consultant and the Company agree to keep the existence and the terms of this Agreement strictly confidential.  Consultant may reveal the terms of this Agreement to his legal counsel, tax advisor, or taxing authorities.  The Company may reveal the terms of this Agreement to its counsel, accounting personnel and auditor.  As to all others who inquire about Consultant’s engagement with the Company or this Agreement, Consultant and the Company agree to respond, if at all, only with the statement that the termination of the consulting relationship was by mutual agreement of the Parties.

9.

SEC REPORT.

Notwithstanding any other provision to this Agreement, Consultant further acknowledges and agrees that the Company is entitled to report on Form 8-K with the SEC announcing Consultant’s departure from the Company, and to otherwise fulfill its obligations under applicable SEC rules and regulations.

10.

ACKNOWLEDGMENT OF UNDERSTANDING.

CONSULTANT AGREES THAT HE HAS NOT BEEN COERCED IN ANY MANNER WITH REGARD TO THIS AGREEMENT AND HAS AGREED TO THESE TERMS AFTER FULL AND FAIR NEGOTIATION.

BY HIS SIGNATURE BELOW CONSULTANT ACKNOWLEDGES THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS THE TERMS AND CONDITIONS OF THIS AGREEMENT, THAT HE HAS HAD THE BENEFIT OF COUNSEL, OR HAS BEEN ADVISED TO OBTAIN COUNSEL, AND THAT HE HAS FREELY AGREED TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT.  TO THE EXTENT THAT HE ELECTS NOT TO CONSULT WITH SUCH COUNSEL, CONSULTANT HEREBY WAIVES ANY DEFENSE TO INADEQUATE REPRESENTATION BY COUNSEL.

PLEASE READ THIS AGREEMENT CAREFULLY.  THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

11.

MISCELLANEOUS.

a.

Remedies.  The Consultant hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement.

b.

Arbitration.  Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.  The place of arbitration shall be Reno, Nevada.  The arbitrators shall have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute.  The prevailing party shall be entitled to an award of reasonable attorney fees.  Each party shall bear its own costs and expenses and an equal share of the arbitrators’ and administrative fees of arbitration.

c.

Successors.  This Agreement and all rights of the Consultant shall inure to the benefit of and be enforceable by the Consultant’s personal or legal representatives, estates, executors, administrators, heirs and beneficiaries.  In the event of the Consultant’s death, all amounts payable to the Consultant under this Agreement shall be paid to the Consultant’s surviving spouse, or the Consultant’s estate if the Consultant dies without a surviving spouse.  This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting company or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

d.

Enforcement.  The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

e.

Amendment.  This Agreement may not be amended except by written instrument executed by the Company and the Consultant.

f.

Entire Agreement.  This Agreement sets forth the entire agreement between the Consultant and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

g.

Governing Law.  This agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without giving effect to the provisions, principles, or policies thereof relating to choice or conflicts of laws.  The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement.

h.

Notice.  Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

Company:

Desert Hawk Gold Corp.

1290 Holcomb Avenue

Reno, NV  89502

Attn:  Rick Havenstrite, President

Consultant:

Eric Moe

8305 N. Colton Place

Spokane, WA   99208

or to such other address as the Company shall have given to the Consultant or, if to the Consultant, to such address as the  Consultant shall have given to the Company.

i.

No Waiver.  No waiver by either Party at any time of any breach by the other Party of, or compliance with, any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

j.

Headings.  The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

k.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, and intended to be legally bound hereby, each of the Parties hereto has executed or caused to be executed by duly authorized representatives this Agreement as of the respective dates set forth below.

CONSULTANT:

Date:  June 18, 2013

/s/ Eric L. Moe

Eric L. Moe

COMPANY:

Desert Hawk Gold Corp.

Date:  June 18, 2013

By /s/ Rick Havenstrite

      Rick Havenstrite, President